Exhibit 99.3

REVOCABLE PROXY

COMMUNITY FIRST BANCSHARES, INC.

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, OCTOBER 28, 2016

The undersigned hereby appoints Jerry P. Maland and Dan R. Bowers, or either of them, each with full power of substitution, as Proxies to vote all shares of the $0.10 par value common stock of Community First Bancshares, Inc. (“Community First”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held Friday, October 28, 2016, at 10 a.m., local time, at 720 Goblin Drive, Harrison, Arkansas (the “Community special meeting”), and at any postponement or adjournment thereof.

The Proxies will vote on the proposals set forth in the notice of special meeting and proxy statement as specified on this proxy and are authorized to vote at their discretion as to any other business which may come properly before the meeting. If a vote is not specified, the Proxies will vote for approval of the proposals.

The Community First Board of Directors recommends a vote “FOR” the following proposals:

1. Approval of Agreement and Plan of Reorganization. To approve and adopt the Agreement and Plan of Reorganization, dated July 14, 2016, by and between Equity Bancshares, Inc. (“Equity”) and Community First (the “merger agreement”), pursuant to which Community First will merge with and into Equity (the “merger”), and to approve the merger, and the transactions contemplated by the merger agreement, as more fully described in the accompanying joint proxy statement/prospectus.

For	Against	Abstain

2. Adjournment. To adjourn the Community special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval and adoption of the merger agreement by Community’s shareholders.

For	Against	Abstain

COMMON SHARES:

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, mark, sign, date and return in the envelope furnished.